FOR IMMEDIATE RELEASE
April 11, 2013
Contact: Patti McKee
ViewPoint Financial Group, Inc.
972-578-5000, Ext. 7223

ViewPoint Financial Group, Inc. Announces Dates of
First Quarter Earnings Release and Conference Call

PLANO, Texas, April 11, 2013 -- ViewPoint Financial Group, Inc. (NASDAQ:VPFG) (the “Company”) today announced that it plans to release its first quarter 2013 results after the close of the market on Wednesday, April 24, 2013. The earnings release will be available on the Company's website, www.viewpointfinancialgroup.com. The Company will also host an investor conference call to review the results on Thursday, April 25, 2013, at 2 p.m. Central Time. Participants are asked to call (toll-free) 1-888-317-6016 at least five minutes prior to the call. International participants are asked to call 1-412-317-6016 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.viewpointfinancialgroup.com. An audio replay will be available one hour after the conclusion of the call at 1-877-344-7529, Conference #10024997. This replay, as well as the webcast, will be available until the Company's next quarterly webcast/conference call.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, National Association. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.